SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2004

GOLDEN PATRIOT, CORP.

-----------------------------------------

(Exact name of registrant as specified in its charter)

NEVADA

98-0216152

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-443-0627

Commission File Number: 000-33065

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We are pleased to announce that we have acquired a 100% ownership in the Goldview project.  This acquisition consists of seventy-six mineral claims in the Battle Mountain-Eureka Trend, adjacent to the Placer Dome Inc.’s (“Placer”) recent Cortez Hills discovery.  This discovery currently hosts 5.5 million ounces of gold.  The Goldview claims are on trend, lying 8 miles east of the recent Mill Canyon discovery by Victoria Resources Corporation (“Victoria”), which has identified four high-grade Carlin-type gold zones.  High-grade gold mineralization has been intersected in eight of the ten holes drilled by Victoria, including OC-6, which intersected 24.9 feet (7.6 metres) of 0.77 ounces per tonne (24.5 grams per tonne) gold; hole OC-10, 29.9 feet (9.1 metres) of 1.25 ounces per tonne (40 grams per tonne) gold; OC-12, 10.2 feet (3.1 metres) of 2.09 ounces per tonne (66.8 grams per tonne) gold; and hole OC-13, 24.9 feet (7.6 metres) of 1.11 ounces per tonne (35.5 grams per tonne) gold.  These results clearly illustrate the remarkable discovery opportunities in the Battle Mountain-Eureka Trend in north central Nevada.

We have also concluded the acquisition of all of the assets of Scoonover Exploration LLC. (“Scoonover”).  The acquisition consists of numerous unpatented lode mineral claims and net smelter royalties (NSR) located throughout five properties in north central Nevada.  The acquisition also includes a NSR on fifty-eight mineral claims at Dun Glen and sixteen mineral claims at the Debut properties, which we had previously acquired.  We also acquired a NSR and twenty mineral claims on the SMH gold property and a NSR on the Roxy Silver property.

Buster Hunsaker III, Scoonover’s majority owner, has recently become one of our directors.  Mr. Hunsaker, formerly a Project Geologist at Newmont Mining Corporation (“Newmont”), was instrumental in increasing Newmont’s gold reserve base at its Carlin mine from 1993 to 1995.  He states, “We are pleased to have concluded the sale of  Scoonover’s assets to GPTC.  GPTC is positioned well to move these projects forward by taking advantage of the recent surge in the gold market. The successful exploration results recently announced by Placer, Victoria, Nevada Pacific Gold Ltd. and Queenstake Resources Ltd., further illustrate the world class mineral exploration opportunity in northern Nevada.”

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PATRIOT, CORP.

/s/ Conrad Clemiss

__________________________________

Conrad Clemiss

President & Director

Date:         March 9, 2004